EXHIBIT R

                            OTHER INFORMATION ABOUT
                              ZWEIG ADVISORS INC.

     The directors and principal executive officers of Zweig Advisors Inc. and their principal occupations are as shown below. The business address of each such person is 900 Third Avenue, New York, New York 10022.


NAME AND POSITION WITH
PORTFOLIO MANAGER             PRINCIPAL OCCUPATION
----------------------        --------------------

Martin E. Zweig               Chairman of the Board and President of The Zweig
President and Director        Fund, Inc.; Chairman of the Board and President
                              of The Zweig Total Return Fund, Inc.; President and Director of Zweig Total Return Advisors,
                              Inc.; President and Director of Zweig Securities
                              Advisory Service, Inc.; Co-Chairman of Research of Avatar Investors Associates Corp.; Managing
                              Director of the Managing General Partner of
                              Zweig-DiMenna Partners, L.P. and Zweig-DiMenna
                              Special Opportunities, L.P.; President and
                              Director of Zweig-DiMenna International
                              Managers, Inc.; Chairman of Zweig/Glaser
                              Advisers; President of Zweig Series Trust;
                              President and Director of Gotham Advisors, Inc.
                              and Euclid Advisors, Inc.

Jeffrey Lazar                 Vice President and Treasurer of The Zweig  Fund,
Vice President, Treasurer     Inc. and The Zweig Total Return Fund, Inc.; Vice
and Secretary                 President, Treasurer and Secretary of Zweig
                              Total Return Advisors, Inc.; Vice President of
                              Zweig Series Trust.
David Katzen                  Senior Vice President of Zweig/Glaser Advisers
Vice President                and Zweig Series Trust; Executive Vice President
                              of Euclid Advisors, Inc.

      Zweig Advisors Inc. does not act as investment adviser to any other registered investment companies with investment objectives and policies similar to those of the Multiple Allocation Series or the Strategic Equity Series.